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                                                                    EXHIBIT 23.1

                            Consent of Independent Accountants

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-31826, No. 333-33568, No. 333-40680, No.
333-56490, No. 333-78959, No. 333-61302 and  No. 333-58304) and Form S-8 (No.
333-30726, No. 333-40310, No.333-55048, No. 333-55618, No. 333-48277, No.
333-90653, No. 333-91661, No. 333-95105,  No. 333-81346,  No. 333-81348,  No.
333-60746, No. 333-85452,  No. 333-96991,  No. 333-103175) of DoubleClick Inc.
of our report dated January 22, 2003, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
March 26, 2003